                                  Exhibit 21

                          Subsidiaries of Registrant

                                  Exhibit 21

                          Subsidiaries of Registrant



                                   Percentage        Jurisdiction or
Subsidiaries (a)                  of Ownership    State of Incorporation
----------------                  ------------    ----------------------
B & L Bank                            100%               United States

Lafayette County Bank                 100%               Missouri

B & L Financial Services, Inc.        100%               Missouri

B & L Mortgage, Inc.                  100%               Missouri

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(a)  The operations of the Company's subsidiaries are included in the Company's consolidated financial statements.